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Exhibit (a)(1)(H)

Exchange Offer

Commencement Date: January 23, 2023

Expiration Time: March 1, 2023 at 5:00 PM Eastern Time

We are offering you the opportunity to exchange some or all of your eligible stock options, as described in the Offer to Exchange Eligible Options for Replacement Awards (the “Offer to Exchange”), for a combination of restricted stock units ("RSUs") and deferred cash-denominated (“DCAs”), the "Exchange Offer." Subject to the terms and conditions of the Exchange Offer as described in the Offer to Exchange, one RSU and $10 of DCAs will be granted for every seven of your eligible stock options tendered for exchange. If you tender a number of eligible stock options in the Exchange Offer that is greater than but not divisible by seven, you will receive an additional $2 of DCAs for each remainder eligible stock option tendered. You may not tender less than seven eligible stock options.

You can view the number and per share exercise price of each of your eligible stock option grants and the number of RSUs and DCAs that may be granted in exchange for each tendered eligible stock option by clicking “Election Form” below. You can download and view the Offer to Exchange in the Resources section below.Resources

Resources

Click on any of the links below to learn more.

•	Tender Offer Statement on Schedule TO
•	Offer to Exchange Eligible Options for Replacement Awards (includes Summary Term Sheet and Offering Memorandum)
•	Form of Announcement Email to All Eligible Employees
•	Form of Confirmation to Eligible Employees
•	Form of Reminder Email
•	Form of Final Reminder Email
•	Form of Notice of Expiration of Exchange Offer Email
•	Employee Exchange Offer Presentation

The PDF documents above require Adobe Acrobat Reader. Adobe Acrobat Reader can be downloaded free of charge from Adobe.

Make My Election

The Exchange Offer will expire at 5:00 PM Eastern Time on March 1, 2023. After this date and this time, you will not be able to make an election to tender for your eligible stock options for exchange. You have 42 days left to make your election on the Election Form.

Before you make your election, you should carefully read the offering materials in the Resources section.

Need Help?

Contact AlticeUSAComp@alticeusa.com

The Exchange Offer is being made pursuant to the terms and conditions set forth in the Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange and the Offering Memorandum, filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Exchange website or at www.sec.gov. You should read these materials carefully because they contain important information about the Exchange Offer, including risks related to participation in the Exchange Offer.

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Election Form

Election Form

Exchange Offer

Commencement Date: January 23, 2023

Expiration Time: March 1, 2023 at 5:00 PM Eastern Time

Indicate your decision to tender each of your eligible stock option grants for exchange by selecting the "Exchange" choice in the Election column.

If you do not want to tender one or more of your eligible stock option grants for exchange, select the “Do Not Exchange” choice in the Election column for those particular stock option grants.

If you do not select the “Exchange” choice with respect to an eligible stock option grant by 5:00 PM Eastern Time on March 1, 2023, your election with respect to that eligible stock option grant will default to “Do Not Exchange”, and the eligible stock option grant will not be exchanged. If you miss this deadline, you will be irrevocably treated as having elected not to exchange that eligible stock option grant.

You may not tender only a portion of an eligible stock option grant.

Grant Date	Per Share Exercise Price	Outstanding Shares Underlying Stock Option Grant*	Vested Stock Options as of 3/1/2023**	Unvested Stock Options as of 3/1/2023**	Restricted Stock Units***	Deferred Cash-Denominated Awards ***	Election
1/1/2018	$17.445	701	701	0	100	$1,002.00
1/1/2018	$17.445	1,661	830	831	237	$2,374.00
1/1/2018	$17.445	39,297	39,297	0	5,613	$56,142.00
1/1/2018	$17.445	13,757	10,317	3,440	1,965	$19,654.00
Total					7,915	$79,172.00

*This column displays the number of shares of Altice USA Class A common stock subject to the eligible stock option grant (assuming you remain employed with Altice USA or its subsidiaries or affiliates and the stock option is not exercised, through March 1, 2023).

**These columns display the number of shares of Altice USA Class A common stock subject to the vested and unvested stock option grant as of March 1, 2023 (assuming vesting in accordance with the vesting schedule applicable to the stock option grant, and you remain employed with Altice USA or its subsidiaries or affiliates and the stock option is not exercised, through March 1, 2023).

***All RSUs and DCAs granted in the Exchange Offer will be unvested at grant and will vest 50% on March 1, 2024 and 50% on March 1, 2025. Note only stock option grants that have a per share exercise price that is greater than $6.00 will be eligible for exchange. Therefore, if you elect to exchange any stock option grants that have a per share exercise price that is equal to or lower than $6.00, the election will not be accepted for exchange.

In all events, vesting is subject to continued employment with Altice USA or its subsidiaries or affiliates through the applicable vesting dates.

Please refer to the documents available in the Resources section, including Sections 1 and 6 of the Offering Memorandum in the Offer to Exchange, for additional terms that may apply to the tender of eligible stock option grants and grant of RSUs and DCAs.

Back	Next

The Exchange Offer is being made pursuant to the terms and conditions set forth in the Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange and the Offering Memorandum, filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Exchange website or at www.sec.gov. You should read these materials carefully because they contain important information about the Exchange Offer, including risks related to participation in the Exchange Offer.

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Confirm

Confirm Elections

You have made the following elections with respect to your eligible stock option grants.

Grant Date	Per Share Exercise Price	Outstanding Shares Underlying Stock Option Grant*	Vested Stock Options as of 3/1/2023**	Unvested Stock Options as of 3/1/2023**	Restricted Stock Units***	Deferred Cash-Denominated Awards ***	Election
1/1/2018	$17.445	701	701	0	100	$1,002.00
1/1/2018	$17.445	1,661	830	831	237	$2,374.00
1/1/2018	$17.445	39,297	39,297	0	5,613	$56,142.00
1/1/2018	$17.445	13,757	10,317	3,440	1,965	$19,654.00
Total					7,915	$79,172.00

*This column displays the number of shares of Altice USA Class A common stock subject to the eligible stock option grant (assuming you remain employed with Altice USA or its subsidiaries or affiliates and the stock option is not exercised, through March 1, 2023).

**These columns display the number of shares of Altice USA Class A common stock subject to the vested and unvested stock option grant as of March 1, 2023 (assuming vesting in accordance with the vesting schedule applicable to the stock option grant, and you remain employed with Altice USA or its subsidiaries or affiliates and the stock option is not exercised, through March 1, 2023).

***All RSUs and DCAs granted in the Exchange Offer will be unvested at grant and will vest 50% on March 1, 2024 and 50% on March 1, 2025. Note only stock option grants that have a per share exercise price that is greater than $6.00 will be eligible for exchange. Therefore, if you elect to exchange any stock option grants that have a per share exercise price that is equal to or lower than $6.00, the election will not be accepted for exchange.

In all events, vesting is subject to continued employment with Altice USA or its subsidiaries or affiliates through the applicable vesting dates.

Please refer to the documents available in the Resources section, including Sections 1 and 6 of the Offering Memorandum in the Offer to Exchange, for additional terms that may apply to the tender of eligible stock option grants and grant of RSUs and DCAs.

☐ I acknowledge that I have read the Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange and the Offering Memorandum, which contain the specific terms and conditions of the Exchange Offer, and I hereby agree to the terms and conditions of the Exchange Offer contained therein. I acknowledge that, if I change my election, my election in effect at the completion of the Exchange Offer (March 1, 2023, 5:00 PM Eastern Time, unless the Exchange Offer is extended) will be my final election.

☐ For each of my eligible stock option grants that I elected to exchange in the Exchange Offer, my electronic signature below indicates my agreement to be bound by the terms and conditions of the Amended and Restated Altice USA 2017 Long Term Incentive Plan, as amended, and the award agreements applicable to the RSU and DCAs granted in exchange for my eligible stock options. For each of my eligible stock option grants that I elected not to exchange in the Exchange Offer, I acknowledge that my eligible stock option grants will remain outstanding with their current terms, and I will not receive any RSUs or DCAs in exchange for my eligible stock option grants not tendered in the Exchange Offer.

Electronic signature*

Use your mouse or finger to draw your signature above. Clear

An email confirmation will be sent to eitan.morris@shearman.com.

Confirm

Cancel	Submit

The Exchange Offer is being made pursuant to the terms and conditions set forth in the Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange and the Offering Memorandum, filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Exchange website or at www.sec.gov. You should read these materials carefully because they contain important information about the Exchange Offer, including risks related to participation in the Exchange Offer.

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Confirmed

Elections Complete

Finished

Altice USA has received your election via Altice USA’s Option Exchange website. Your election has been recorded as follows:

Name: Eitan Morris

Employee ID: Admin4

Date and Time: 01/17/2023 8:29 PM Eastern Time

Grant Date	Per Share Exercise Price	Outstanding Shares Underlying Stock Option Grant*	Vested Stock Options as of 3/1/2023**	Unvested Stock Options as of 3/1/2023**	Restricted Stock Units***	Deferred Cash-Denominated Awards ***	Election
1/1/2018	$17.445	701	701	0	100	$1,002.00
1/1/2018	$17.445	1,661	830	831	237	$2,374.00
1/1/2018	$17.445	39,297	39,297	0	5,613	$56,142.00
1/1/2018	$17.445	13,757	10,317	3,440	1,965	$19,654.00
Total					7,915	$79,172.00

*This column displays the number of shares of Altice USA Class A common stock subject to the eligible stock option grant (assuming you remain employed with Altice USA or its subsidiaries or affiliates and the stock option is not exercised, through March 1, 2023).

**These columns display the number of shares of Altice USA Class A common stock subject to the vested and unvested stock option grant as of March 1, 2023 (assuming vesting in accordance with the vesting schedule applicable to the stock option grant, and you remain employed with Altice USA or its subsidiaries or affiliates and the stock option is not exercised, through March 1, 2023).

***All RSUs and DCAs granted in the Exchange Offer will be unvested at grant and will vest 50% on March 1, 2024 and 50% on March 1, 2025. Note only stock option grants that have a per share exercise price that is greater than $6.00 will be eligible for exchange. Therefore, if you elect to exchange any stock option grants that have a per share exercise price that is equal to or lower than $6.00, the election will not be accepted for exchange.

In all events, vesting is subject to continued employment with Altice USA or its subsidiaries or affiliates through the applicable vesting dates.

Please refer to the documents available in the Resources section, including Sections 1 and 6 of the Offering Memorandum in the Offer to Exchange, for additional terms that may apply to the tender of eligible stock option grants and grant of RSUs and DCAs.

If you wish to change your election, you may do so by submitting a new Election Form. The new Election Form must be delivered via Altice USA's Option Exchange website at www.myoptionexchange.com, no later than 5:00 PM Eastern Time on March 1, 2023 (unless the Exchange Offer is extended).

Only elections that are properly completed, electronically signed, dated and actually received by Altice USA via the Option Exchange website at www.myoptionexchange.com on or before the completion date and time of the Exchange Offer will be accepted. If you have any questions, please direct them to the Altice USA compensation team by email at AlticeUSAComp@alticeusa.com.

Please note that our receipt of your Election Form is not an acceptance of your eligible stock options tendered for exchange. Upon the terms and subject to the conditions of the Exchange Offer, we expect to accept for exchange all Eligible Options properly tendered and not validly withdrawn by 5:00 PM Eastern Time on March 1, 2023 (unless the Exchange Offer is extended). We expect to cancel the eligible stock options accepted for exchange at 5:00 PM Eastern Time on March 1, 2023 (unless the Exchange Offer is extended) and to issue the RSUs and DCAs granted in exchange for the tendered eligible stock options promptly following the expiration of the Exchange Offer. If the Exchange Offer is extended, then the cancelation of eligible stock options and the grant date of the RSUs and DCAs would be similarly extended.

This notice does not constitute the Exchange Offer. The full terms and conditions of the Exchange Offer are described in Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange and the Offering Memorandum, filed with the Securities and Exchange Commission. You may access these documents through the Securities and Exchange Commission’s website at www.sec.gov, on Altice USA’s Option Exchange website at www.myoptionexchange.com or by contacting the Altice USA compensation team by email at AlticeUSAComp@alticeusa.com.

Confirmed

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Value Calculator

The Value Calculator has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from the RSUs and DCAs to be granted in exchange for tendered eligible stock options pursuant to the terms and conditions of the Exchange Offer. The Value Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the Exchange Offer. For example, the Value Calculator does not account for vesting or the remainder of the term of the eligible stock options. Note that you will be able to profit from the RSUs and DCAs only if they actually vest. Therefore, even if the Value Calculator shows that the potential profit on the RSUs and DCAs is greater than for an eligible stock option grant at the assumed prices you enter, you would be able to profit from the RSUs and DCAs only if they actually vest. Note also that because of the rounding resulting from fractional shares, the values shown could be higher or lower than the actual result.

See value of awards at:

	Eligible Stock Option Grants			Restricted Stock Units and Deferred Cash-Denominated Awards
Grant Date	Stock Options	Per Share Exercise Price	Value[1]	Restricted Stock Units	Deferred Cash- Denominated Awards	Break-even Price	Value[1]
1/1/2018	701	$17.445	$0	100	$1,002.00	$22.01	$1,472
1/1/2018	1,661	$17.445	$0	237	$2,374.00	$22.02	$3,488
1/1/2018	39,297	$17.445	$0	5,613	$56,142.00	$22.02	$82,523
1/1/2018	13,757	$17.445	$0	1,965	$19,654.00	$22.02	$28,890
Total	55,416		$0	7,915	$79,172.00		$116,373

1 Value is based on the stock price entered above.

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The Exchange Offer is being made pursuant to the terms and conditions set forth in the Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange and the Offering Memorandum, filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Exchange website or at www.sec.gov. You should read these materials carefully because they contain important information about the Exchange Offer, including risks related to participation in the Exchange Offer.

Important Legal Notification: The Value Calculator is not a financial or tax planning tool and information received using the Value Calculator does not constitute a recommendation as to whether or not to participate in the Exchange Offer. The simulations presented by the Value Calculator are hypothetical and do not reflect your personal tax or financial circumstances, or any taxes withheld or due in respect of your eligible stock options or any RSUs or DCAs that may be granted in exchange for your eligible stock options. You should consult your tax, financial and legal advisors for advice related to your specific situation. Additionally, the Company makes no forecast or projection regarding the value of the RSUs or DCAs that may be granted in the Exchange Offer or as to the future market price of company’s Class A common stock, which may increase or decrease. You are responsible for verifying the accuracy of any information that you enter into the Value Calculator.

Resources

Resources

File	Description
Altice USA - Schedule TO.pdf	Tender Offer Statement on Schedule TO
Altice USA - Offer to Exchange.pdf	Offer to Exchange Eligible Options for Replacement Awards (includes Summary Term Sheet and Offering Memorandum)
Altice USA - Form of Announcement Email to All Eligible Employees.pdf	Form of Announcement Email to All Eligible Employees
Altice USA - Form of Confirmation to Eligible Employees.pdf	Form of Confirmation to Eligible Employees
Altice USA - Form of Reminder Email.pdf	Form of Reminder Email
Altice USA - Form of Final Reminder Email.pdf	Form of Final Reminder Email
Altice USA - Form of Notice of Expiration of Exchange Offer Email.pdf	Form of Notice of Expiration of Exchange Offer Email
Altice USA - Employee Presentation.pdf	Employee Exchange Offer Presentation

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